UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT
                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): October 16, 2002

                        INGERSOLL-RAND COMPANY LIMITED
            (Exact name of registrant as specified in its charter)


            Bermuda                  1-985                     N/A
   (State of incorporation) (Commission File Number)     (I.R.S. Employer
                                                        Identification No.)

                                Clarendon House
                                2 Church Street
                            Hamilton HM 11, Bermuda
                   (Address of principal executive offices)

      Registrant's telephone number, including area code: (441) 295-2838




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Item 5.  OTHER EVENTS.
                  On October 16, 2002, Ingersoll-Rand Company Limited ("IR"), on behalf of itself and certain of its subsidiaries, entered into a Stock and Asset Purchase Agreement (the "Purchase Agreement"), pursuant to which The Timken Company ("Timken") will purchase IR's Engineered Solutions business segment (the "Transaction"). Engineered Solutions comprises IR's worldwide operations relating to precision bearings and motion-control components and assemblies, and includes the Torrington, Fafnir, Kilian, Nadella and IRB brands.

                  Pursuant to the Purchase Agreement, IR will receive cash consideration of $700 million, subject to customary post closing purchase price adjustments. In addition, Timken will issue $140 million of its common stock to Ingersoll-Rand Company, a subsidiary of IR. The aggregate number of shares issued will be calculated by dividing $140 million by the public offering price per share in the Timken Offering referred to below.

                  In connection with the Transaction, Timken will offer approximately 11 million shares of its common stock to the public in a registered public offering (the "Timken Offering"). Based on the closing price for Timken's common stock as of October 15, 2002, after giving effect to the Timken Offering, and to the issuance of the shares of Timken common stock to be issued to IR pursuant to the Purchase Agreement, IR would own approximately 10% of the outstanding shares of Timken common stock as of September 30, 2002. IR has agreed that, subject to the limited exceptions set forth in the Standstill and Voting Agreement referred to below, IR will not transfer the shares of Timken common stock received by it in the Transaction for a period of six months following the closing date.

                  Consummation of the Transaction is subject to various conditions, including Timken's ability to complete the Timken Offering at a per share price of at least $14.75, Timken obtaining the bank financing contemplated by the Purchase Agreement and receipt of the required regulatory approvals and consents. The sale of certain French operations, including Nadella S.A., is subject to an offer to purchase and to required consultation procedures with the relevant French works councils.

                   At the closing of the Transaction, IR and Timken will enter into a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which Timken will provide certain registration rights to IR with respect to the Timken common stock it will receive in connection with the Transaction; a Standstill and Voting Agreement (the "Standstill and Voting Agreement") that will govern IR's ownership of Timken common stock following the closing of the Transaction; and a Transition Services Agreement (the "Transition Services Agreement"), pursuant to which IR will provide certain services related to the Engineered Solutions business segment following the closing of the Transaction. The Purchase Agreement, including the form of Registration Rights Agreement, Standstill and Voting Agreement, Transition Services Agreement and the offer letter relating to the French operations referred to above, as well as the press release announcing the Transaction, are incorporated herein by reference into this report, and the foregoing description of such documents and the transactions contemplated therein are qualified in their entirety by reference to such exhibits.


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                  This report includes "forward-looking statements" that
involve risks and uncertainties which could cause actual results to differ materially from those anticipated in the forward-looking statements. Economic conditions, regulatory approvals, availability of financing and other factors could impact IR or Timken and the timing or completion of the sale. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-Q for the three months ended June 30, 2002.


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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)   Exhibits.

         2.1. Stock and Asset Purchase Agreement, dated as of October 16, 2002, between Ingersoll-Rand Company Limited, on behalf of itself and certain of its subsidiaries and The Timken Company, on behalf of itself and certain of its subsidiaries.

         99.1.    Press Release



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                                   SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


October 17, 2002
                                         INGERSOLL-RAND COMPANY LIMITED


                                         By:  /s/ T.R. McLevish
                                            _________________________________
                                            Name:  T.R. McLevish
                                            Title: Senior Vice President and
                                                   Chief Financial Officer


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                                 EXHIBIT INDEX

Exhibit Number             Description

 2.1. Stock and Asset Purchase Agreement, dated as of October 16, 2002, between Ingersoll-Rand Company Limited, on behalf of itself and certain of its subsidiaries and The Timken Company, on behalf of itself and certain of its subsidiaries.

99.1.                      Press Release




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